February 27, 2015

American Assets Trust, Inc.
American Assets Trust, L.P.
11455 El Camino Real, Suite 200
San Diego, California 92130

Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have served as Maryland counsel to American Assets Trust, Inc., a Maryland corporation (the “Company”), and American Assets Trust, L.P., a Maryland limited partnership (the “Partnership”), in connection with certain matters of Maryland law arising out of the registration on a Registration Statement on Form S-3 (together with all amendments thereto, the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of (collectively, the “Securities”): (a) debt securities of the Partnership (the “Debt Securities”) and (b) guarantees by the Company of the obligations of the Partnership under the Debt Securities (the “Guarantees”).
In connection with our representation of the Company and the Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
1.The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission for filing under the Securities Act;
2.The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
3.The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;
4.The Certificate of Limited Partnership of the Partnership, certified by the SDAT;

American Assets Trust, Inc.
American Assets Trust, L.P.
February 27, 2015

5.The Amended and Restated Agreement of Limited Partnership of the Partnership, certified as of the date hereof by an officer of the Partnership;
6.A certificate of the SDAT as to the good standing of each of the Company and the Partnership, dated as of a recent date;
7.Resolutions adopted by the Board of Directors of the Company (the “Board”), acting in its own capacity and in its capacity as the sole general partner of the Partnership, relating to, among other matters, the registration and issuance of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;
8.A certificate executed by an officer of the Company, dated as of the date hereof; and
9.Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
In expressing the opinion set forth below, we have assumed the following:
1.Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
2.Each individual executing any of the Documents on behalf of a party (other than the Company or the Partnership) is duly authorized to do so.
3.Each of the parties (other than the Company or the Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
4.All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

American Assets Trust, Inc.
American Assets Trust, L.P.
February 27, 2015

5.The issuance, and certain terms, of the Guarantees to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law (the “MGCL”), the Charter and the Bylaws (such approval referred to herein as the “Corporate Proceedings”).
6.The issuance of, and certain terms of, the Debt Securities to be issued by the Partnership from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, acting in the Company’s capacity as sole general partner of the Partnership, in accordance with the MGCL, the Charter and the Bylaws (such approvals referred to herein as the “Partnership Proceedings”).
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
1.The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
2.Upon the completion of all Corporate Proceedings, the issuance of the Guarantees will be duly authorized.
3.Upon the completion of all Partnership Proceedings, the issuance of the Debt Securities will be duly authorized.
The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.
The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving

American Assets Trust, Inc.
American Assets Trust, L.P.
February 27, 2015

this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.
Very truly yours,
/s/ Venable LLP